PORTFOLIO MANAGEMENT AGREEMENT

         THIS AGREEMENT dated and effective as of December 31, 1997 among Kensington Investment Group, a Delaware corporation (the "Subadvisor"); Fremont Investment Advisors, Inc., a Delaware corporation (the "Advisor"); and Fremont Mutual Funds, Inc., a Maryland corporation (the "Fund").

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series (the "Series"), each of which may offer a separate class of shares of beneficial interest, each Series having its own investment objective, policies and limitations; and

         WHEREAS, the Fund presently offers shares of a particular series named the Fremont Real Estate Securities Fund (the "Real Estate Securities Series"); and

         WHEREAS, the Fund has retained the Advisor to render investment management and administrative services to the Real Estate Securities Series; and

         WHEREAS, the Advisor and the Fund desire to retain the Subadvisor to furnish portfolio management services to the Real Estate Securities Series in connection with Advisor's investment management activities on behalf of the Series, and the Subadvisor is willing to furnish such services to the Advisor and the Real Estate Securities Series;

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Subadvisor, the Advisor and the Fund as follows:

         1. Appointment. The Advisor and the Fund hereby appoint Subadvisor to provide sub-investment advisory services to the Advisor and the Fund with respect to certain assets of the Real Estate Securities Series for the periods and on the terms set forth in this Agreement. The Subadvisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

         2. Subadvisor Duties. Subject to the supervision of the Advisor, the Subadvisor shall have full discretionary authority as agent and attorney-in-fact with respect to the portion of assets of the Real Estate Securities Series' portfolio assigned to the Subadvisor, from time to time by the Advisor or the Board of Directors, including authority to: (a) buy, sell, exchange, convert or otherwise trade in any stocks without limitation and (b) place orders for the execution of such securities transactions with or through such brokers, dealers, or issuers as Subadvisor may select. The Subadvisor will provide the services under this Agreement in accordance with the Real Estate Securities Series' registration statement filed with the Securities and Exchange Commission ("SEC"), as amended. The Advisor will provide the Subadvisor with a copy of each registration statement promptly after it has been filed with the SEC. Investments by the Subadvisor shall conform with the provisions of Appendix B attached hereto, as such may be revised from time to time at the discretion of the Advisor and the Fund. Subject to the foregoing, the Subadvisor will vote proxies with respect to the securities and investments purchased with the assets of the Real Estate Securities Series' portfolio managed by the Subadvisor. The Subadvisor further agrees that it will:

                  (a) conform with all applicable rules and regulations of the Securities and Exchange Commission.

                  (b) select brokers and dealers to execute portfolio transactions for the Real Estate Securities Series and select the markets on or in which the transaction will be executed. In providing the Real Estate Securities Series with investment management, it is recognized that the Subadvisor will give primary consideration to securing the most favorable price and efficient execution considering all circumstances. Within the framework of this policy, the Subadvisor may consider the financial responsibility, research and investment information and other research services and products provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Subadvisor's other clients may be a party. It is understood that it is desirable for the Fund that the Subadvisor have access to brokerage and research services and products and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Real Estate Securities Series than broker-dealers that do not provide such brokerage and research services. Therefore, in compliance with Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Subadvisor is authorized to place orders for the purchase and sale of securities for the Real Estate Securities Series with such brokers, that provide brokerage and research products and/or services that charge an amount of commission for effecting securities transactions in excess of the amount of commission another broker would have charged for effecting that transaction, provided the Subadvisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker viewed in terms of either that particular transaction or the overall responsibilities of the Subadvisor for this or other advisory accounts, subject to review by the Fund from time to time with respect to the extent and continuation of this practice. It is understood that the information, services and products provided by such brokers may be useful to the Subadvisor in connection with the Subadvisor's services to other clients. On occasions when the Subadvisor deems the purchase or sale of a security to be in the best interest of the Real Estate Securities Series as well as other clients of the Subadvisor, the Subadvisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price of lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadvisor in the manner the Subadvisor considers to be the most equitable and consistent with its fiduciary obligations to the Real Estate Securities Series and to such other clients.

                  (c) make available to the Advisor and the Fund's Board of Directors promptly upon their request all its investment records and ledgers relating to the Real Estate Securities Series to assist the Advisor and the Fund in their compliance with respect to the Real Estate Securities Series' securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940 ("Advisers Act"), as well as other applicable laws. The Subadvisor will furnish the Fund's Board of Directors with respect to the Real Estate Securities Series such periodic and special reports as the Advisor and the Directors may reasonably request in writing.

                  (d) maintain detailed records of the Fund's assets managed by the Subadvisor as well as all investments, receipts, disbursements and other transactions made with such assets. Such records shall be open to inspection and audit during Subadvisor's normal business hours upon reasonable notice by any person designated by the Advisor or the Fund. The Subadvisor shall provide to the Advisor or the Fund and any other party designated by either the Advisor or the Fund: (i) monthly statements of the activities with regard to the assets for the month and of the assets showing each asset at its cost and, for each security listed on any national securities exchange, its value at the last quoted sale price reported on the composite tape on the valuation date or, in the cases of securities not so reported, by the principal exchange on which the security traded or, if no trade was made on the valuation date or if such security is not listed on any exchange, its value as determined by a nationally recognized pricing service used by the Subadvisor specified by such pricing service on the valuation date, and for any other security or asset in a manner determined in good faith by the Subadvisor to reflect its then fair market value; (ii) statements evidencing any purchases and sales as soon as practicable after such transaction has taken place, and (iii) a quarterly review of the assets under management.

         3. Expenses. During the term of this Agreement, the Subadvisor will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management activities under this Agreement. The Subadvisor shall not be responsible for any expense incurred by the Advisor or the Fund, except as provided in Section 6 below.

         4.  Compensation.   For  the  services  provided  to  the  Real  Estate
Securities Series, the Advisor will pay the Subadvisor the fees as set forth in Appendix A hereto at the times set forth in Appendix A hereto.

         5. Books and Records; Custody.

                  (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadvisor hereby agrees that all records which it maintains for the Real Estate Securities Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Subadvisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

                  (b) Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee. The Fund shall advise the Subadvisor of the identity of its custodian bank and shall give the Subadvisor 15 days' written notice of any changes in such custody arrangements.

                  Neither the Subadvisor, nor any parent, subsidiary or related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank.

                  The Fund shall instruct its custodian bank to (a) carry out all investment instructions as may be directed by the Subadvisor with respect thereto (which may be orally given if confirmed in writing); and (b) provide the Subadvisor with all operational information necessary for the Subadvisor to trade on behalf of the Fund.

         6. Indemnification. The Subadvisor agrees to indemnify and hold harmless the Advisor, the Fund, any affiliated person within the meaning of
Section 2(a)(3) of the 1940 Act ("affiliated person") of the Advisor or the Fund (other than the Subadvisor) and each person, if any, who, within the meaning of
Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Advisor or the Fund against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Advisor, the Fund or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which (1) may be based upon any wrongful act or omission by the Subadvisor, any of its employees or representatives or any affiliate of or any person acting on behalf of the Subadvisor or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Fund or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund or any affiliated person of the Fund by the Subadvisor or any affiliated person of the Subadvisor; provided, however, that in no case is the Subadvisor's indemnity in favor of the Advisor or the Fund or any affiliated person or controlling person of the Advisor or the Fund deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties or by reason of his or its reckless disregard of obligations and duties under this Agreement or under any law.

                  The Fund agrees not to hold the Subadvisor or any of its officers or employees liable for, and to indemnify and hold harmless, the Subadvisor and its directors, officers, employees, affiliated persons and controlling persons ("Indemnified Parties") against, any act or omission of any other subadvisor providing investment management services to the Fund, and against any costs and liabilities the Indemnified Parties may incur as a result of a claim against the Indemnified Parties regarding actions taken in good faith exercise of their powers and responsibilities hereunder excepting matters as to which the Indemnified Parties have been grossly negligent, engaged in willful misfeasance, bad faith, reckless disregard of the obligations and duties under this Agreement or have been in violation of applicable law or regulations.

         7. Other Investment Activities of Subadvisor. The Fund and Advisor acknowledge that Subadvisor, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). It is also understood that the services of the Subadvisor provide a competitive advantage to the Fund and the Advisor, and the Subadvisor agrees that it will not provide investment advisory or subadvisory services to any other United States, publicly offered, SEC registered investment company with investment objectives and policies similar to those of the Real Estate Securities Series for the duration of this agreement. Subject to the provisions of paragraph 2 hereof, the Fund agrees that the Subadvisor may give advice or exercise investment responsibility and take other action with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of action taken with respect to the Real Estate Securities Series; provided that the Subadvisor acts in good faith, and provided further that it is the Subadvisor's policy to allocate, within its reasonable discretion, investment opportunities to the Real Estate Securities Series over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Real Estate Securities Series and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Real Estate Securities Series may have an interest from time to time, whether in transactions which may involve the Real Estate Securities Series or otherwise. Subadvisor shall have no obligation to acquire for the Real Estate Securities Series a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment either for the Real Estate Securities Series or otherwise.

         8. (a) Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of two years from the date of this Agreement, and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Board of Directors of the Fund or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Real Estate Securities Series, and (ii) by the Advisor, and (iii) by the vote of a majority of the Board of Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

             (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Real Estate Securities Series, or by the Advisor, on thirty
(30) days' written notice to the Subadvisor, or by the Subadvisor on like notice to the Board of Directors of the Fund and to the Advisor. Payment of fees earned through the date of termination shall not be construed as a penalty.

             (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

         9. Amendments. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Real Estate Securities Series, if such approval is required by applicable law.

         10. Miscellaneous.

                  (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

                  (b)  The   captions  of  this   Agreement   are  included  for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

                  (d) Nothing herein shall be construed as constituting the Subadvisor as an agent of the Fund or the Advisor.

                  (e) This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

                  (f) This Agreement may be executed in counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered, shall be deemed an original and all of which counterparts shall constitute but one and the same agreement.

         11. Use of Name. It is understood that the name "Kensington Investment Group" or the name of any of its affiliates, or any derivative associated with those names, are the valuable property of the Subadvisor and its affiliates and that the Fund and/or the Fund's distributor have the right to use such name(s) or derivative(s) in offering materials and sales literature of the Fund so long as this Agreement is in effect. Upon termination of the Agreement the Fund shall forthwith cease to use such name(s) or derivative(s).

         12. Receipt of Brochure. The Advisor and the Fund have received from Kensington Investment Group the disclosure statement or "brochure" required to be delivered pursuant to Rule 204-3 of the Advisers Act, which disclosure statement or brochure was received by the Advisor and the Fund more than 48 hours prior to entering into this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                               Kensington Investment Group

                               By:

                                  -----------------------------------
                                  (Title)



                               FREMONT INVESTMENT ADVISORS, INC.

                               By:
                                  -----------------------------------
                                  (Title)



                               FREMONT MUTUAL FUNDS, INC.

                               By:
                                  -----------------------------------
                                  (Title)

                                   APPENDIX A

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                           Kensington Investment Group
              Subadvisor to the Fremont Real Estate Securities Fund


                                SCHEDULE OF FEES
                                ----------------

Fremont Investment Advisors, Inc. will pay to Kensington Investment Group a fee computed at the annual rate of 0.50% (50 basis points) of the average value of the daily assets of the Real Estate Securities Fund under management by Kensington Investment Group. Both the Advisor and the Sub-Advisor will waive their fees for the first six months, and will then continue to waive fees until the earlier of December 31, 1998 or until assets in the Fund reach $25 million. The Portfolio Management Agreement with the Sub-Advisor may be terminated by the Advisor or the Investment Company upon 30 days' written notice. The Advisor has day-to-day authority to increase or decrease the amount of the Fund's assets under management by the Sub-Advisor.

Fees will be billed after the end of each calendar month. Fees will be prorated for any period less than one month and shall be due and payable within thirty
(30) days after an invoice has been delivered to Fremont Investment Advisors, Inc.

                                   APPENDIX B

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                           Kensington Investment Group
              Subadvisor to the Fremont Real Estate Securities Fund


                      INVESTMENT OBJECTIVES AND GUIDELINES
                      ------------------------------------

Overall Investment Objective:
-----------------------------

The objective of the Fremont Real Estate Securities Fund is to obtain a combination of income and long-term capital appreciation by investing primarily in equity securities of companies in the real estate industry. Under normal market conditions, at least 65% of the Portfolio's total assets will be invested in equity securities of companies principally engaged in the real estate industry.

Policy and Guidelines for Subadvisor:
-------------------------------------

The Subadvisor will adhere to the Investment Objective and to policies in the Fremont Real Estate Securities Fund prospectus and Statement of Additional Information.

Performance Objective for Subadvisor:
-------------------------------------

The Subadvisor is expected to achieve a competitive rate of return over a 3 to 5 year time horizon and/or a complete market cycle, relative to other real estate securities funds as compiled by Lipper Analytical Services and/or Morningstar. A competitive rate of return is defined as Fund performance in the top one-third of such funds. Performance may be compared to other investments or indices of comparable quality as outlined in the Statement of Additional Information.
                                     - 6 -